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                                                                    EXHIBIT 10.4


                              CONSULTING AGREEMENT


            This Consulting Agreement ("Agreement") is made and entered into as of January 26, 1998, by and between iMall, Inc., a Nevada corporation (the "Company"), and Craig Pickering, an individual ("Consultant").

                                 R E C I T A L S

            A. Consultant has approximately 12 years experience in providing management and training services in internet and internet-related industries.

            B. Consultant has provided such services to the Company in the capacity of an employee, and has acted as Chairman of the Board of the Company, until the termination of his employment and his resignation as Chairman, on January 26, 1998.

            C. Consultant desires to perform, and the Company is willing to have Consultant perform, such services as an independent contractor to the Company.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. Services. Consultant agrees to provide consulting services (the "Services") to the Company including, but not limited to, management and training services for the Company's Internet Training Division.

                 2. Term. The term of this Agreement shall commence as of the date first set forth above and shall end on that date which is two years thereafter, unless terminated earlier in accordance with its terms.

                 3. Compensation. As sole and exclusive compensation for the performance of the Services, the Company shall pay Consultant as follows: During the first year of the term of this Agreement, the Company shall pay Consultant the annual amount of $65,000. During the second year of this Agreement, the Company shall pay Consultant the annual amount of $50,000. The Company shall pay the compensation due Consultant under this Section in equal monthly amounts, each such amount to be paid to Consultant within ten days after the end of each month during the term of this Agreement.

                 4. Expenses. Any expenses incurred by Consultant in performing the Services will be the sole responsibility of Consultant unless (i) such expenses are first approved by the Company in each instance and (ii) Consultant provides receipts or other documentation that evidences such expenses.

                 5. Termination. Either party hereto shall have the right to terminate this Agreement in the event of a breach by the other party if such breach continues




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uncured for a period of ten days after the breaching party is given written notice thereof by the non-breaching party. Notwithstanding the foregoing sentence, the Company may immediately terminate this Agreement upon notice to Consultant if Consultant breaches any provision of Section 7 below. The election by the Company to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any such termination.

                 6.    Relationship of Parties.

                      6.1 Independent Contractor. Consultant is an independent contractor and is not an agent, partner or employee of the Company, and has no authority to bind the Company in any manner. Consultant shall perform the Services under the general direction of the Company, but Consultant shall determine, in Consultant's sole and exclusive discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.

                      6.2 Employment Taxes and Contributions. Consultant shall report as income all compensation received by Consultant under this Agreement. The Company shall not withhold any federal, state or local taxes or make any contributions on behalf of Consultant relating to the compensation received by Consultant under this Agreement. Consultant shall indemnify the Company and hold it harmless from and against all liabilities, claims, actions, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to (i) any obligation imposed by law on the Company to pay any such taxes or contributions in connection with compensation received by Consultant under this Agreement or (ii) any failure of Consultant to pay such taxes and contributions.

                      6.3 No Benefits. Because Consultant is engaged as an independent contractor and not as an employee of the Company, the Company shall not provide Consultant with any form or type of benefits, including, but not limited to, health, life or disability insurance.

                 7.    Confidential Information.

                      7.1 "Confidential Information". For purposes of this Agreement, the term "Confidential Information" shall include, but not be limited to (i) information concerning the operation, business and finances of the Company and the Company's affiliates, (ii) the identity of customers and suppliers of the Company and the Company's affiliates, (iii) techniques and processes known or used by the Company and the Company's affiliates, (iv) pending patent applications and unpublished software owned or licensed to the Company and the Company's affiliates, and (v) other information and trade secrets which are of great value to the Company and


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the Company's affiliates, which information and trade secrets are generally not known other than by the Company and the Company's affiliates.

                      7.2 Maintenance of Confidentiality. Consultant acknowledges that maintaining the confidentiality of all Confidential Information is critically important to the Company and that Consultant has a fiduciary duty to maintain the confidentiality of the Confidential Information. In addition, Consultant understands that his agreement to maintain the confidentiality of all Confidential Information is a material inducement to the Company in executing this Agreement.

                      7.3 No Use or Disclosure. Without the Company's prior written consent in each instance, Consultant agrees not to use or disclose, directly or indirectly, any Confidential Information in any manner, at any time, other than as expressly required by the Company in connection with the services Consultant performs under this Agreement.

                      7.4 Restriction on Removal and Duplication. Consultant agrees not to remove, reproduce, summarize or copy any Confidential Information except as expressly required by the Company in connection with the performance of his services under this Agreement. Consultant agrees to return immediately all Confidential Information (including any copies thereof) to the Company (i) once such Confidential Information is no longer required for Consultant to perform his services for the Company, (ii) when this Agreement expires or is earlier terminated under any circumstances whatsoever or (iii) whenever the Company may otherwise require that such Confidential Information be returned.

                      7.5 Return of Documents. Consultant agrees that all manuals, documents, files, media storage devices, reports, studies and other materials used or developed by the Company, whether are not deemed Confidential Information, are solely the property of the Company and that Consultant has no right, title or interest therein. Upon the expiration or earlier termination of this Agreement or whenever requested by the Company, Consultant shall promptly deliver such property in his possession to the Company.

                      7.6 Survival. Consultant's covenants and agreements contained in this Section 7 shall be deemed to be effective as of the date he first acquired knowledge of any Confidential Information and shall survive the expiration or earlier termination of this Agreement.

                      7.7 Injunctive and Other Equitable Relief. Consultant acknowledges that his breach of any provision of this Section 7 will cause the Company great and irreparable harm, for which it will have no adequate remedy at law, and that, in addition to all other rights and remedies the Company may have, the Company shall


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be entitled to injunctive and other equitable relief to prevent a breach or continued breach of the provisions of this Section 7.

                 8. Ownership. Consultant acknowledges and agrees that the Company shall own all rights and proceeds of Consultant's services (whether or not such results and proceeds constitute Confidential Information) rendered under this Agreement, in perpetuity and throughout the world, including without limitation, all ideas, inventions, patents, copyrights, trademarks, trade names, service marks, and any and all other results and proceeds of Consultant's services hereunder (collectively, "Works"). If for any reason the Company is deemed not to own any or all of the Works, Consultant hereby irrevocably and unconditionally assigns all of the rights in and to such Works to the Company, throughout the world and in perpetuity, and Consultant shall execute all documents and take all actions that are necessary to effect such assignment.

                 9. Arbitration. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen.

                10.    General.

                      10.1 Assignment. Consultant shall not assign Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part without the prior written consent of the Company. The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of Consultant.

                      10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

                      10.3 Attorneys' Fees. If any litigation, arbitration or other legal proceeding relating to this Agreement occurs between the parties hereto, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees and costs incurred in such litigation, arbitration or proceeding.

                      10.4 Severability. If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, then to the extent necessary to make such provision or this Agreement legal, valid or otherwise enforceable, such provision shall be limited, construed or severed and deleted from this Agreement, and the remaining portion of such provision and the


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remaining other provisions hereof shall survive, remain in full force and effect and continue to be binding, and shall be interpreted to give effect to the intention of the parties hereto insofar as that is possible.

                      10.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                  Company:

                             iMall, Inc.
                             4400 Coldwater Canyon Boulevard
                             Suite 200
                             Studio City, California  91604
                             Attention:  Richard Rosenblatt

                  With a copy to:

                             Loeb & Loeb LLP
                             1000 Wilshire Boulevard
                             Suite 1800
                             Los Angeles, California  90017
                             Attention:  David L. Ficksman, Esq.

                  Employee:

                             Craig Pickering

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                  With a copy to:

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                             Attention:
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All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a


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copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                      10.6 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them concerning such subject matter, including, but not limited to, all agreements or arrangements relating to Consultant's previous employment by the Company and his position as Chairman of the Board of the Company. Employee hereby waives any claims that may exist on the date hereof arising from his prior employment with the Company or his position as Chairman of the Board, other than for salary or fees payable or reimbursement of reasonable expenses, all as incurred in the ordinary course of business.

                      10.7 Amendment, Modification and Waiver. This Agreement and its provisions may not be amended, modified or waived except in a writing signed by Consultant and the Company.

                      10.8 Construction. The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply to this Agreement. In this Agreement, whenever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

iMall, Inc.


By:                                                /s/ Craig Pickering
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                                                       Craig Pickering
Name:
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Title:
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